Exhibit 10.47

MEMORANDUM OF UNDERSTANDING

WITH RESPECT TO TAX TREATMENT OF EMPLOYER PAYMENTS

UNDER SPLIT-DOLLAR AGREEMENT

THIS MEMORANDUM OF UNDERSTANDING (“MOU”), made as of the 30th day of December, 2003, by and between NATIONAL COOPERATIVE BANK, a corporation organized under the laws of the United States with its principal place of business in Washington, D.C. (hereinafter referred to as the “Employer”) and CHARLES E. SNYDER of Alexandria, Virginia (hereinafter referred to as the “Employee”).

WITNESSETH:

WHEREAS, the Employer and Employee entered into a Split-Dollar Agreement on July 11, 2002 (the “Agreement”) with respect to the Policy (as defined in the Agreement) owned by the Employee;

WHEREAS, pursuant to the Agreement, the Employer has agreed to pay the annual planned premium on the Policy shown on Schedule A hereto during the Employee’s employment with the Employer, with a portion of such premiums treated as paid by the Employee and the balance as paid by the Employer;

WHEREAS, pursuant to the Agreement, the Employer is entitled to repayment of the Employer-paid premiums on the death of the Employee or earlier upon the occurrence of certain events set forth in the Agreement;

WHEREAS, on or about July 11, 2002, the Employer paid the initial planned premium on the Policy, and has made no other premium payments as of the date of this Amendment;

WHEREAS, after the parties had entered into the Agreement, Congress enacted the Sarbanes-Oxley Act (P.L. 107-204, Title IV), which, inter alia, prohibits the Employer from extending or maintaining credit in the form of personal loans to executives of the Employer on or after July 31, 2003;

WHEREAS, the parties have concluded that, depending upon how they treat for federal income tax purposes the payments of additional premiums by the Employer, there is a possibility that such payments will violate the Sarbanes-Oxley Act;

WHEREAS, the Employer desires to avoid any risk of violating the prohibitions of Sarbanes-Oxley, while at the same time it wishes to fulfill its contractual obligation to the Employee; and

WHEREAS, for the foregoing reasons, the Employer and Employee believe that it is in both parties’ interest to treat the entire amount of all future premium payments as Employee-paid premiums for federal income tax purposes, and that such treatment will not materially modify the after-tax costs and benefits to the Employer and the Employee.

NOW THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the parties hereto agree and understand as follows:

1.  The Employer shall continue to pay the planned annual premiums on the Policy set forth in Schedule A during the term of the Employee’s employment, and, commencing with the next such premium payment, the entire amount of such premium shall be paid by the Employer as agent for the Employee and thus, in accordance with Section 2 of the Agreement, shall be charged to the Employee as cash compensation for all purposes.

2.  At the written election of  the Employee, the Employer shall pay not less than sixty percent (60%) of any annual premium payment amount to Nationwide Life Insurance Company (or provide the Employee with a check to be used to pay for such premium amount) and shall pay the balance of such planned premium payment amount to the Employee as cash compensation in order to provide the Employee with funds to pay any income tax due on the cash compensation charged to the Employee pursuant to the Agreement.

3.  With respect to the application of Section 2 of the Agreement to the initial premium payment, the term insurance allocation shall be computed in accordance with the guidelines in IRS Notice 2002-8.

IN WITNESS WHEREOF, the Employer has caused this MOU to be executed by its officer thereunto duly authorized and the Employee has hereunto set his hand and seal, all as of the day and year first above written.

NATIONAL COOPERATIVE BANK

By
Witness

Title:

Witness	Charles E. Snyder

SCHEDULE A

Nationwide Policy Number N101253300

Planned Annual Premium Payment:	$183, 929